Exhibit 99.1

Contact:	Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies Exceeds Revenue and Earnings Expectations

Record Revenues and Backlog Highlight Fourth Quarter Results

PORTSMOUTH, N.H. – August 8, 2007 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment and invoice automation solutions, today reported financial results for the fourth quarter and fiscal year ended June 30, 2007.

Revenues for the fourth quarter were $32.3 million, a 25% increase from revenues of $26.0 million in the fourth quarter of last year. The growth in revenues was highlighted by a 45% increase in software license revenues to $4.1 million in the current quarter from $2.8 million in the fourth quarter last year.

Net loss for the fourth quarter was $1.6 million, or net loss per share of $0.07. During the fourth quarter, operating expenses of $20.2 million included acquisition-related amortization of intangible assets of $2.8 million and stock-based compensation expense of $2.1 million. Excluding these acquisition-related and stock compensation items, non-GAAP net income for the fourth quarter was $3.2 million, equating to non-GAAP net income per share of $0.14.

“Bottomline had a strong fourth quarter,” said Rob Eberle, President and CEO of Bottomline Technologies. “Record revenues for the quarter were driven in particular by our more complex payments solutions for banks and supported on a broader basis by our corporate payments, invoice and document solutions. During the quarter, we signed a significant multi-year contract with a major property and casualty insurer for our Legal eXchange™ service, which contributed to the second highest order quarter in our history and record backlog. Over the next several quarters, we plan to accelerate our development plan for the Bottomline Business eXchange™ to better serve our customers with the full benefits and efficiencies of a true Software as a Service (SaaS) offering.”

Revenues for the fiscal year ended June 30, 2007 were $118.3 million as compared with $101.7 million in the prior year, representing a 16% increase. Net loss for the fiscal year ended June 30, 2007 was $7.0 million, or net loss per share of $0.30.

During the fiscal year ended June 30, 2007, the company incurred acquisition-related amortization of intangible assets of approximately $9.3 million and stock-based compensation expense of $7.9 million. Excluding these items, non-GAAP net income for the fiscal year ended June 30, 2007 was $10.2 million, or non-GAAP net income per share of $0.43.

Customer Highlights:

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Organizations such as RR Donnelley & Sons, Procter & Gamble, New York City Employees Retirement System, Xango, SonyBMG and Carphone Warehouse, Europe’s leading independent retailer of mobile phones and services, expanded existing deployments of Bottomline’s payments, invoice and document automation platforms.

•	New customers such as Coca Cola Bottling Company Puerto Rico, Bob’s Stores, Miles Kimball Company and Pernod Ricard chose Bottomline’s payments and document process automation platforms.

•	One of North America’s top 20 property & casualty insurers signed a multi-year contract for Legal eXchange, Bottomline’s legal spend management solution.

Corporate and Product Highlights:

•	Bottomline’s Web-based global cash management solution was ranked best-in-class for international payments capabilities and user interface flexibility by research advisory firm Aite Group.

•	Bottomline was named among the top technology providers to the insurance industry by Insurance Networking News and Financial Insights as part of their annual InsureTopTech ranking.

•

Garen Staglin was elected to the Board of Directors. Mr. Staglin, who previously served on the board and executive team of First Data Corporation, is a senior advisor to FT Ventures LP and an active board member of ExL Services, Solera, Inc. and Global Document Solutions. He has also served as CEO and Chairman of Safelite Auto Glass and as Group President of ADP Automotive Claims Services.

•	The Board of Directors authorized the repurchase of up to $10 million of the company’s common stock for use in connection with Bottomline’s stock plans and for other corporate purposes.

•

Expanded functionality was introduced for Bottomline’s document process automation platform, including new capabilities for proof of delivery and advanced archiving of electronic invoices, purchase orders and checks.

•	Top legal and insurance claims executives from a number of the nation’s leading property & casualty insurers met at Bottomline’s annual Legal Spend Management Customer Advisory Board.

Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release. The non-GAAP financial measures exclude certain non-cash items, specifically amortization of intangible assets and stock-based compensation expense. The presentation of this information should not be considered in isolation to, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the company. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three and twelve month periods ending June 30 is as follows:

	Three Months Ended June 30, (in thousands)		Twelve Months Ended June 30, (in thousands)
	2007	2006	2007	2006
GAAP Net Loss	$(1,560)	$(877)	$(7,030)	$(1,834)
Amortization of Intangible Assets	2,750	1,472	9,324	4,491
Stock Compensation Expense	2,054	1,703	7,945	6,984
Acquisition Related Abandonments	—	—	—	189

Non-GAAP Net Income	$3,244	$2,298	$10,239	$9,830

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment and invoice automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes and transactions involving global payments, invoice approval, purchase-to-pay, collections, cash management and document process automation. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Legal eXchange, Bottomline Business eXchange and the BT logo are trademarks of Bottomline Technologies, Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ financial results, refer to the Company’s Quarterly Report or Form 10-Q for the quarter ended March 31, 2007, on file with the SEC. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2007	2006
Revenues:
Software licenses	$4,097	$2,822
Subscriptions and transactions	6,791	6,468
Service and maintenance	18,032	13,450
Equipment and supplies	3,428	3,237

Total revenues	32,348	25,977

Cost of revenues:
Software licenses	184	347
Subscriptions and transactions	3,681	2,640
Service and maintenance (1)	8,382	6,424
Equipment and supplies	2,640	2,534

Total cost of revenues	14,887	11,945

Gross profit	17,461	14,032

Operating expenses:
Sales and marketing (1)	8,764	7,133
Product development and engineering (1)	3,969	3,394
General and administrative (1)	4,764	4,076
Amortization of intangible assets	2,750	1,472

Total operating expenses	20,247	16,075

Loss from operations	(2,786)	(2,043)

Other income, net	756	967

Loss before provision for income taxes	(2,030)	(1,076)
Benefit for income taxes	(470)	(199)

Net loss	$(1,560)	$(877)

Basic and diluted net loss per share	$(0.07)	$(0.04)

Shares used in computing basic and diluted net loss per share:	23,573	23,421

Non-GAAP (excludes acquisition-related amortization and stock compensation expense):(2)
Net income	$3,244	$2,298

Diluted net income per share (3)	$0.14	$0.10

(1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$235	$107
Sales and marketing	771	636
Product development and engineering	183	187
General and administrative	865	773

	$2,054	$1,703

(2) Non-GAAP presentation excludes charges for amortization of intangible assets of $2,750 and $1,472, and stock compensation expense of $2,054 and $1,703 for the three months ended June 30, 2007 and 2006, respectively.
(3) Shares used in computing non-GAAP diluted net income per share were 23,849 and 23,763 for the three months ended June 30, 2007 and 2006, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Fiscal Years Ended June 30,
	2007	2006
Revenues:
Software licenses	$14,102	$12,236
Subscriptions and transactions	26,767	22,290
Service and maintenance	63,887	52,511
Equipment and supplies	13,579	14,628

Total revenues	118,335	101,665

Cost of revenues:
Software licenses	744	1,398
Subscriptions and transactions	12,138	9,294
Service and maintenance (1)	30,009	24,546
Equipment and supplies	10,168	11,639

Total cost of revenues	53,059	46,877

Gross profit	65,276	54,788

Operating expenses:
Sales and marketing (1)	31,654	26,305
Product development and engineering (1)	16,069	12,289
General and administrative (1)	19,320	16,129
Amortization of intangible assets	9,324	4,491

Total operating expenses	76,367	59,214

Loss from operations	(11,091)	(4,426)

Other income, net	3,177	3,252

Loss before provision for income taxes	(7,914)	(1,174)
Provision (benefit) for income taxes	(884)	660

Net loss	$(7,030)	$(1,834)

Basic and diluted net loss per share	$(0.30)	$(0.08)

Shares used in computing basic and diluted net loss per share:	23,539	22,838

Non-GAAP (excludes acquisition-related amortization and stock compensation expense):(2)
Net income	$10,239	$9,830

Diluted net income per share (3)	$0.43	$0.42

(1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$755	$474
Sales and marketing	2,893	2,489
Product development and engineering	761	841
General and administrative	3,536	3,180

	$7,945	$6,984

(2) Non-GAAP presentation excludes charges for amortization of intangible assets of $9,324 and $4,491, stock compensation expense of $7,945 and $6,984, and zero and $189 for acquisition-related technology write-offs for the fiscal years ended June 30, 2007 and 2006, respectively.
(3) Shares used in computing non-GAAP diluted net income per share were 23,814 and 23,310 for the fiscal years ended June 30, 2007 and 2006, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2007	June 30, 2006
Assets
Current assets:
Cash, cash equivalents and short-term investments	$65,873	$80,497
Accounts receivable	24,359	21,043
Other current assets	5,402	4,864

Total current assets	95,634	106,404

Property and equipment, net	8,270	7,106
Intangible assets, net	84,296	61,077
Other assets	1,784	1,247

Total assets	$189,984	$175,834

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,650	$5,990
Accrued expenses	8,475	8,660
Deferred revenue and deposits	25,188	19,880

Total current liabilities	40,313	34,530

Deferred revenue and deposits, non current	2,498	1,249
Deferred income taxes	6,258	2,985
Other liabilities	479	462

Total liabilities	49,548	39,226

Stockholders’ equity
Common stock	25	23
Additional paid-in-capital	263,229	246,543
Accumulated other comprehensive income	8,292	3,585
Treasury stock	(11,285)	(748)
Retained deficit	(119,825)	(112,795)

Total stockholders’ equity	140,436	136,608

Total liabilities and stockholders’ equity	$189,984	$175,834